195 Church Street
New Haven, CT 06510
www.newalliancebank.com

PRESS RELEASE

Contact:
Judith E. Falango
Vice President
NewAlliance Bank
203 789 2814

NewAlliance Announces Date of First Annual Shareholders
Meeting

New Haven, Connecticut, March 9, 2005 - NewAlliance Bancshares, Inc. (NYSE: NAL) announced today that it will hold its first Annual Meeting of Shareholders on Wednesday, April 27, 2005 at 8 a.m. at the Radisson Hotel and Conference Center in Cromwell, Connecticut for shareholders of record as of March 4, 2005. The meeting will also be available through a live webcast. Details on the webcast will be made available on the Company’s website, www.newalliancebank.com , at least two weeks prior to the April 27, 2005 Annual Meeting.

NewAlliance Bancshares is a Connecticut based bank holding company with assets of $6.3 billion operating 64 branches. In addition to offering a full range of consumer and commercial banking services, NewAlliance Bank also provides trust services and investment and insurance products and services.